Exhibit 99.1

Tyra Biosciences Reports Third Quarter 2022 Financial Results and Highlights

-Pipeline on track; SURF301 study to be initiated; IND for TYRA-200 to be filed by year-end 2022-

-Well-capitalized with cash and cash equivalents of $263.2 million as of Q3 2022-

CARLSBAD, Calif., November 3, 2022 – Tyra Biosciences, Inc. (Nasdaq: TYRA), a precision oncology company focused on developing purpose-built therapies to overcome tumor resistance and improve outcomes for patients with cancer, today reported financial results for the quarter ended September 30, 2022 and highlighted recent corporate progress.

“We are proud of the steady advancement of our next-generation precision oncology pipeline designed to address the limitations of current and emerging product candidates, as highlighted by data presentations at ESMO and the EORTC-NCI-AACR Symposium, which demonstrated the potency and selectivity of our lead FGFR programs, TYRA-300 and TYRA-200,” said Todd Harris, CEO of TYRA. “Our team remains focused on enrolling and executing on our first clinical trial for TYRA-300, SURF301, submitting an IND for TYRA-200, and advancing our discovery pipeline of additional programs designed to overcome tumor resistance and improve outcomes for patients with cancer.”

Recent Corporate Highlights

On November 2, 2022, TYRA announced that its Chief Financial Officer, Esther van den Boom, will be stepping down to transition into an advisory role at the end of 2022. Alan Fuhrman has been appointed as Chief Financial Officer effective January 1, 2023.

TYRA-300

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As previously disclosed, in July 2022, the U.S. Food and Drug Administration (FDA) cleared TYRA to proceed with its Phase 1/2 SURF301 clinical study of TYRA-300, an FGFR3-selective inhibitor, in patients with metastatic urothelial carcinoma of the bladder and urinary tract. SURF301 is a two-part study designed to determine the optimal and maximum tolerated doses (MTD) and the recommended Phase 2 dose (RP2D) of TYRA-300.
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In September 2022, TYRA presented preclinical results that it believes showcase the enhanced anti-tumor activity and selectivity of TYRA-300 as compared to other agents in the class in a poster presentation at the European Society for Medical Oncology (ESMO) Congress 2022.

TYRA-200

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In October 2022, TYRA presented preclinical results of TYRA-200, an FGFR1/2/3 inhibitor, with potency against FGFR2 fusions, molecular brake mutations and gatekeeper resistance at the EORTC-NCI-AACR Symposium 2022. TYRA remains on track to submit an IND with the FDA for TYRA-200 by year-end 2022.

SNÅP Platform and Pipeline

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During the third quarter, TYRA continued to progress its proprietary in-house discovery platform, SNÅP, and its pipeline of programs targeting achondroplasia and other FGFR3-related skeletal dysplasias, FGFR4-driven cancers, and RET (REarranged during Transfection kinase) driven cancers.

Third Quarter 2022 Financial Results

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Third quarter 2022 net loss was $12.5 million compared to $6.6 million for the same period in 2021.
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Third quarter 2022 research and development expenses were $10.9 million compared to $5.5 million for the same period in 2021.
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Third quarter 2022 general and administrative expenses were $2.7 million compared to $1.2 million for the same period in 2021.
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As of September 30, 2022, TYRA had cash and cash equivalents of $263.2 million.

About Tyra Biosciences

Tyra Biosciences, Inc. is a precision oncology company focused on developing purpose-built therapies to overcome tumor resistance and improve outcomes for patients with cancer. TYRA’s proprietary in-house discovery platform, SNÅP, enables the rapid and precise refinement of structural design through iterative molecular SNÅPshots that help predict genetic alterations most likely to cause acquired resistance to existing therapies. Leveraging SNÅP, TYRA is developing a pipeline of selective inhibitors of Fibroblast Growth Factor Receptors (FGFR), which are altered in approximately 7% of all cancers. TYRA-300 is an FGFR3 selective inhibitor for oncology. TYRA-200 is an FGFR1/2/3 inhibitor with potency against FGFR2 fusions, molecular brake mutations and gatekeeper resistance that TYRA is developing initially in intrahepatic cholangiocarcinoma. TYRA is also targeting achondroplasia and other FGFR3-related skeletal dysplasias and FGFR4 and RET (REarranged during Transfection kinase) driven cancers. TYRA is based in Carlsbad, CA. For more information about our science, pipeline and people, please visit www.tyra.bio and engage with us on LinkedIn.

Forward-Looking Statements

TYRA cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: the cost and timing to enroll patients and conduct clinical trials; the expected IND submission timing for TYRA-200; the performance of our product candidates; and the potential to develop purpose-built therapies that overcome tumor resistance and improve outcomes for patients. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: we are early in our development efforts, have not tested any of our product candidates in clinical trials and the approach we are taking to discover and develop drugs based on our SNÅP platform is novel and unproven and it may never lead to product candidates that are successful in clinical development or approved products of commercial value; potential delays in the commencement, enrollment, and completion of preclinical studies and clinical trials; our dependence on third parties in connection with manufacturing, research and preclinical testing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization; unfavorable results from preclinical studies; results from preclinical studies or early clinical trials not necessarily being predictive of future results; our ability to maintain undisrupted business operations due to the COVID-19 pandemic, including delaying or disrupting our preclinical studies, manufacturing, and supply chain; regulatory developments in the United States and foreign countries; our ability to obtain and maintain intellectual property protection for our product candidates and proprietary technologies; we may use our capital resources sooner than we expect; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Amy Conrad

aconrad@tyra.bio

Tyra Biosciences, Inc.

Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2022	2021

Balance Sheet Data:
Cash and cash equivalents	$263,211	$302,182
Working capital	261,982	300,441
Total assets	275,985	306,701
Accumulated deficit	(82,801)	(40,371)
Total stockholders’ equity	267,756	301,737

Tyra Biosciences, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Operating expenses:
Research and development	$10,915	$5,484	$32,608	$13,386
General and administrative	2,730	1,154	11,301	2,970
Total operating expenses	13,645	6,638	43,909	16,356
Loss from operations	(13,645)	(6,638)	(43,909)	(16,356)
Other income (expense):
Interest income	1,131	2	1,496	8
Other income (expense)	5	(7)	(17)	(16)
Total other income (expense)	1,136	(5)	1,479	(8)
Net loss and comprehensive loss	$(12,509)	$(6,643)	$(42,430)	$(16,364)
Net loss per share, basic and diluted	$(0.30)	$(0.72)	$(1.02)	$(3.63)
Weighted-average shares used to compute net loss per share, basic and diluted	41,997,195	9,164,003	41,777,052	4,504,997